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                                                                   EXHIBIT 10.40

                         CONSULTING SERVICES AGREEMENT
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          CONSULTING SERVICES AGREEMENT ("Agreement"), dated as of January 8,
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1997, by and between Richard Enthoven ("Enthoven") and Coinmach Corporation, a
                                        --------
Delaware corporation ("Coinmach").
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          WHEREAS, Coinmach has entered into that certain Stock Purchase
Agreement, dated as of even date herewith, pursuant to which Coinmach has acquired all of the capital stock of each of KWL, Inc., a Nevada corporation and sole general partner of Kwik-Wash Laundries, L.P. (the "Partnership"), and Kwik-
                                                       -----------
Wash Laundries, Inc., a Nevada corporation and sole limited partner of the Partnership;

          WHEREAS, Coinmach desires to continue the business of the Partnership which includes, among other things, (i) providing coin-operated and non-coin operated laundry equipment services to customers in multi-family dwellings, (ii) operating, maintaining and servicing laundromat retail stores, and (iii) the sale and distribution of laundry equipment parts (the foregoing, together with all other businesses, activities, divisions and operations of the Partnership and their respective affiliates other than the business, activities and operations of Titlelink, the "Business");
                              --------

          WHEREAS, Enthoven was the former President and Chief Executive Officer of the Partnership and is generally knowledgeable about the Business;

          WHEREAS, in an effort to provide for an effective and successful transition of ownership of the Business, Coinmach desires to receive certain advisory and management consulting services from Enthoven relating to the Business and to obtain the benefit of Enthoven's experience in managing and operating the Business; and

          WHEREAS, subject to the compensation arrangements and other provisions set forth in this Agreement, Enthoven is willing to provide to Coinmach certain advisory and management consulting services related to the Business;

          NOW, THEREFORE, in consideration of the foregoing promises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Enthoven and Coinmach hereby agree as follows:

          1.   Engagement.  Coinmach hereby engages Enthoven to provide certain
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advisory and management consulting services related to the Business, and
Enthoven hereby agrees to provide to Coinmach certain advisory and management consulting services
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related to the Business, in each case on the terms and subject to the conditions set forth in this Agreement.

          2.   Term.  This Agreement shall have an initial term of six months,
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commencing on the date hereof (the "Initial Term"). After the Initial Term, this
                                    ------------
Agreement shall automatically renew for successive one month periods (each such renewal period and the Initial Term, collectively, the "Engagement Period") and
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shall remain in full force and effect, unless sooner terminated by either party upon thirty (30) calendar days prior written notice.

          3.   Duties.  Enthoven hereby agrees during the Engagement Period to
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consult with Coinmach in such manner and on such business and financial matters as may be reasonably requested from time to time by Coinmach, including, but not limited to, advisory matters in connection with (i) the servicing and maintenance of route leases pursuant to which the Partnership provides laundry equipment services in the course of the Business; (ii) the maintenance and operation of retail laundromat stores in the course of the Business; (iii) the preservation and development of Coinmach's relationships with customers and suppliers of the Partnership and other third parties involved in the operation of the Business; and (iv) the financial condition of the Business and any tax and accounting matters related thereto. Enthoven agrees to render services to Coinmach conscientiously and to devote reasonable efforts and abilities thereto at such times and in such reasonable manner as Coinmach and Enthoven shall mutually agree, it being acknowledged and agreed among the parties that Enthoven's services shall be on a non-exclusive basis and shall be performed at such places and at such times as are reasonably agreed upon between Enthoven and Coinmach; provided, however, that, notwithstanding the foregoing, Enthoven
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shall be required to devote no greater than 20 hours per week to his services hereunder.

          4.   Compensation, Benefits and Expenses.
               -----------------------------------

               (a) CONSULTING FEE. From and after the date hereof and during the Engagement Period, Coinmach shall pay to Enthoven a monthly consulting fee (the "Consulting Fee") in an amount equal to the product of the number of hours
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worked by Enthoven during such month multiplied by $250 (fractions of an hour to be accounted for in tenths of an hour); provided, however, that (i) with respect
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to any given month during the Engagement Period, Enthoven shall not be entitled to a Consulting Fee in an amount in excess of $16,000 and (ii) as a condition precedent to the payment of a Consulting Fee hereunder, Enthoven shall provide to Coinmach, within five calendar days after the end of each month, a written summary (the "Summary") setting forth in reasonable detail: (i) the total
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number of hours (which hours shall include any hours expended in connection with any

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travel time required hereunder) worked for the month and on a daily basis; and
(ii) a brief description of the nature and scope of the services performed. Coinmach shall have the right in its reasonable discretion to dispute all or any portion of the Summary and to adjust the amount of any Consulting Fee related thereto. The Consulting Fee shall be payable within 30 days after the submission by Enthoven of the Summary as herein provided; provided, however,
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that, if this Agreement is terminated by either party, Enthoven shall be entitled to a Consulting Fee as calculated above in respect of any services performed during the period commencing on the first day of the month in which this Agreement is terminated through and including the date of termination.

          (b) BENEFITS. During the Engagement Period, Enthoven shall not be entitled to any benefits of any kind presently or hereafter granted to other employees of Coinmach, including, without limitation, any retirement, medical, stock option, incentive compensation or disability insurance programs.

          (c) EXPENSES. Except as otherwise provided in this Agreement, Coinmach shall promptly reimburse Enthoven for such reasonable travel and other out-of-pocket fees and expenses actually incurred by Enthoven in connection with the rendering of services under this Agreement and accounted for and evidenced in accordance with the standard policies, practices or procedures regarding expense reimbursement that Coinmach may establish from time to time.

          5.   Engagement Representation.  Enthoven represents and warrants to
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Coinmach that he is under no contractual, fiduciary or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties or obligations hereunder, or the rights of Coinmach hereunder.

          6.   Confidential Information.  Enthoven acknowledges that the
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information, observations and data obtained by Enthoven during the course of
Enthoven's performance under this Agreement concerning the Business and the business and affairs of Coinmach or any of Coinmach's affiliates will be the property of such entities. Therefore, Enthoven agrees that he will not disclose to any unauthorized person or entity or use for the account of any person or entity other than Coinmach, any such information, observations or data including, without limitation, any business secrets or methods, policies, manuals or instructions, reports, lists of names of customers or suppliers, personnel information, pricing information or any other confidential or proprietary information of Coinmach or the Partnership or any of their respective affiliates or related parties (collectively, "Confidential
                                                         ------------
Information") without Coinmach's prior written consent, unless and to the extent
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that the aforementioned matters

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become generally known to and available for use by the public other than as a result of Enthoven's acts or omissions to act and except as required by law or legal process. Additionally, the parties hereto will not, without the prior written consent of the other party hereto, disclose to any person or entity either the existence of this Agreement or any of the terms, conditions or agreements contained herein.

         7.   Independent Contractor Status.  Enthoven and Coinmach agree that
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Enthoven shall perform services hereunder as an independent contractor, retaining control over and responsibility for his own operations and personnel. Neither Enthoven nor Enthoven's affiliates, partners, agents or related parties shall be considered employees or agents of Coinmach as a result of this Agreement, nor shall any of them have authority to contract in the name of or bind Coinmach, except as expressly agreed to in writing by Coinmach.

          8.   Notices.  Any notice, report or payment required or permitted to
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be given or made under this Agreement by one party to the other party shall be deemed to have been duly given or made if personally delivered (including by courier) or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other party):

          If to Enthoven:

               Richard Enthoven
               5538 Falls Road
               Dallas, Texas 75225
               Telephone:  (214) 373-1708
               Facsimile:  (214) 373-1708

          with a copy to:

               Strasburger & Price, L.L.P.
               Suite 4300
               901 Main Street
               Dallas, Texas 75202
               Attention:  Fred Fowler, Esq.
               Telephone:  (214) 651-4300
               Facsimile:  (214) 651-4330

          If to Coinmach:

               Coinmach Corporation
               521 East Morehead, Suite 590
               Charlotte, North Carolina  28202
               Attention:  Stephen R. Kerrigan
               Telephone:  (800) 747-9379


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               Facsimile:  (704) 375-8986

          with a copy to:

               Anderson Kill & Olick, P.C.
               1251 Avenue of the Americas
               New York, New York 10020
               Attention:  Ronald S. Brody, Esq.
               Telephone:  (212) 278-1000
               Facsimile:  (212) 278-1733


          9.   Choice of Law.  This Agreement shall be governed by and construed
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in accordance with the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

          10.  Arbitration.  Any controversy or claim arising out of or relating
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to this Agreement, or breach thereof, shall be settled by arbitration in Dallas,
Texas or such other location agreed to by the parties and in accordance with the rules of the American Arbitration Association. The controversy or claim shall be submitted to three neutral arbitrators: (a) one to be chosen by Coinmach,
(b) a second to be chosen by Enthoven, and (c) a third to be selected by the two arbitrators chosen by Coinmach and Enthoven. To the extent permitted by the rules of the American Arbitration Association, the selected arbitrators may grant equitable relief. Judgment upon any proper award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each party shall pay the fees of the arbitrator selected by him and of his own attorneys, and the expenses of his witnesses and all other expenses connected with the presentation of his case. The costs of the arbitration including the cost of the record or transcripts thereof, if any, administrative fees, and all other fees and expenses shall be shared equally by Coinmach and Enthoven. Notwithstanding anything to the contrary in the preceding sentence, the arbitrators shall be permitted to order the unsuccessful party to pay the reasonable legal fees of the successful party, if the arbitrators find that the unsuccessful party asserted a claim or defense under this Agreement in bad faith.

          11.  Survival.  The covenants, agreements, representations, and
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warranties contained in or made pursuant to this Agreement shall survive the termination of this Agreement, irrespective of any investigation made by or on behalf of any party.

          12.  Responsibility for Taxes.  It is understood that Enthoven shall
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be solely responsible for any taxes that become

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due, if any, in connection with any compensation or other benefits Enthoven receives in connection with this Agreement.

          13.  Waiver of Breach.  The waiver by either party of a breach of any
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provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

          14.  Amendment.  This Agreement may be amended only by an instrument
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in writing executed by the parties hereto that expressly states that it is the intention of each of the parties to amend this Agreement. Commencement or continuation of any custom, course of dealing, practice or usage by Coinmach shall not constitute an amendment hereof or otherwise give rise to enforceable rights or create obligations of Coinmach.

          15.  Entire Agreement.  This Agreement contains the complete and
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entire understanding and agreement of Enthoven and Coinmach with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of Enthoven in connection with the subject matter hereof

          16.  No Third-Party Beneficiaries.  Except as provided in Section 19
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below, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

          17.  Assignment.  Neither Enthoven nor Coinmach may assign its rights
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or obligations under this Agreement without the express written consent of the other party.

          18.  Successors and Assigns.  The provisions of this Agreement shall
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be binding upon and inure to the benefit of Enthoven and his heirs and personal representatives, and shall be binding upon and inure to the benefit of Coinmach and its successors and assigns.

          19.  Severability.  If any provision of this Agreement or portion
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thereof is held invalid, illegal, void or unenforceable by reason of any rule of law, administrative or judicial provision or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect.

          20.  Headings.  The headings contained herein are for the convenience
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of reference only and are not intended to define, limit, expand or describe the scope or intent of any provision of this Agreement.

          21.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an

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original, but all of which taken together shall constitute one and the same instrument.



                           *     *     *     *    *

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          IN WITNESS WHEREOF, Enthoven and Coinmach have caused this Agreement to be duly executed and delivered on the date and year first above written.


                              COINMACH CORPORATION



                              By: /s/ John E. Denson
                                  -----------------------------
                                  Name:   John E. Denson
                                  Title:  Senior Vice President

                              /s/ Richard Enthoven
                              ---------------------------------
                              Richard Enthoven

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